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EXHIBIT 10.1

                                    EXHIBIT A
                                    ---------

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF
         UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION
            OF COUNSEL, AN EXCEPTION FROM REGISTRATION IS AVAILABLE

                      ADVANCED TECHNOLOGY INSDUSTRIES, INC.

                    Secured Promissory Note Due April 1, 2004
                        --------------------------------

$                                                             New York, New York
                                                               November 1, 2002

     FOR VALUE RECEIVED, the undersigned, ADVANCED TECHNOLOGY INDUSTRIES, INC. ("ATI") a Delaware corporation (the "Company"), hereby promises to pay to LTD NETWORK INC., or registered assigns, the principal sum of DOLLARS ($500,000 ), on or before April 1, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount herof at the rate of 10% per annum from the date hereof, payable semi-annually on the last day of November and May in each year, commencing May 31, 2003, until the principal amount shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 13% per annum or any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid; provided, however, that in no event shall this Note bear interest at a rate in excess of that permitted by any applicable usury laws.

     All payments of principal of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

     This Promissory Note is an umbrella note. The principal amount referred to above may be advanced to ATI by the Promisee in several installments in amounts of $50,000 to $200,000 from November 1, 2002, through March 30, 2003. At its sole discretion, the Promisee may cease making such advances completely or may cease for a time and then recommence making such advances. Prior to expenditure, all loan proceeds made to ATI require the approval of the Promisee and the signature of one of its authorized officers on ATI checks as a co-signer in this regard. The Promisee is under no obligation to complete the full loan should it so chose not to make any further advances. In the event that the Promisee does not advance the full amount of the loan to ATI as referred to above, ATI is only obligated to repay that amount actually lent and received by it from the Promisee and any and all accrued interest regarding that sum.

     In the event the Promisor merges with, or acquires, ATI, the loan and this note will be extinguished and the loan proceeds that have been advanced to ATI will be deducted from the other consideration that the Promisee has pledged in such acquisition 2 or merger or will be credited to it or its shareholders by the issuance of additional shares of ATI's common stock in the appropriate amounts.


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     This Promissory Note shall be deemed senior debt of ATI with no other debt, incurred currently or in the future, having priority over it or having the same priority. This Note shall be secured by any and all patents issued to, or held by, ATI, Cetoni GmhH or Reseal Ltdor its affiliates in all jurisdictions pertaining to the Star Can (including but not limited to patents attached to this agreement) including any patents pending during the term of this Note.

     In case an event of default, including failure to pay interest when due, shall occur and be continuing, the principal of this Note may be declared due and payable immediately upon written notice to ATI from the Promisee.

     In case of the investment in ATI by LTDnetwork not proceeding as a result of a decision By LTDnetwork or its failure to deliver monies as stipulated under the existing Letter of Intent, LTDnetwork will relinquish the security held under this note and in its place a quantum of shares, the number of which will be calculated at fair market value, shall be substituted as security.

     Appropriate legal documentation will be prepared to affect the security of this note.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By /s/ Hans J. Skrobanek
                                               ---------------------------------
                                               Hans J. Skrobanek, President